Exhibit 10.29

AMENDMENT NO. 2

TO LETTER AGREEMENT

This Amendment No. 2 to Letter Agreement (the “Amendment”) is effective as of December 20, 2010, and amends that certain letter agreement dated June 2, 2009, as amended (the “Agreement”), by and between iPass Inc., (“iPass”) and Foxhill Opportunity Master Fund, L.P. and its affiliates listed in the signature blocks in the Agreement (collectively “Foxhill”). iPass and Foxhill together constitute the “Parties.” All capitalized terms not defined herein shall have the meaning attributed to them in the Agreement.

Whereas, iPass was required to return $10 million of the Second Capital Reduction through a stock buyback program with any remaining portion of the Second Capital Reduction to be returned to stockholders in the form of an extraordinary cash dividend to be declared by the Board and paid to stockholders by April 15, 2011;

Whereas, iPass has repurchased $5.9 million of iPass common stock and returned $4.0 million to stockholders as an extraordinary cash dividend paid on December 17, 2010;

Whereas, the Parties desire to amend the Agreement to reduce the amount of the Second Capital Reduction to $19.9 million;

Now, therefore, in accordance with procedures for amendment of the Agreement set forth therein, and in consideration of the mutual promises and obligations herein, the Parties hereby agree as follows:

1.	The amount of the Second Capital Reduction is amended to be $19.9 million.

2.	Foxhill agrees that iPass has met its obligation to return the Second Capital Reduction to stockholders.

3.	All other provisions of the Agreement remain unchanged and in full force and effect.

In witness whereof, the Parties herein have caused this Amendment to be duly executed as of the date written above.

IPASS INC.

By:	/s/ EVAN L. KAPLAN
Evan L. Kaplan
Chief Executive Officer and President

FOXHILL OPPORTUNITY MASTER FUND, L.P.

By:	Foxhill Opportunity Offshore Fund Ltd. its general partner

By:	Foxhill Capital Partners LLC its investment manager

By:	/s/ NEIL WEINER

Neil Weiner
Managing Member